Exhibit 99.1

Press Release

National Mentor Holdings, Inc. Announces Results for its Third Quarter Ended June 30, 2014

BOSTON, Massachusetts, August 13, 2014 – National Mentor Holdings, Inc. (the “Company”) today announced its financial results for the third quarter ended June 30, 2014.

The Company also announced that it is not holding a conference call to discuss third quarter results. The Company’s indirect parent company, Civitas Solutions, Inc., has filed an S-1 Registration Statement and therefore is in an SEC-imposed quiet period.

Third Quarter Results

Revenue for the quarter ended June 30, 2014 was $321.6 million, an increase of $17.2 million, or 5.7%, over revenue for the quarter ended June 30, 2013. Revenue increased $8.6 million from organic growth, including growth related to new programs, and

$8.6 million from acquisitions that closed during and after the three months ended June 30, 2013.

Income from operations for the quarter ended June 30, 2014 was $16.0 million, an increase of $0.2 million as compared to income from operations for the quarter ended June 30, 2013. Net loss for the quarter ended June 30, 2014 was $45 thousand compared to a net loss of $2.5 million for the quarter ended June 30, 2013.

Adjusted EBITDA1 for the quarter ended June 30, 2014 was $35.8 million, an increase of $4.1 million, or 12.8%, as compared to Adjusted EBITDA for the quarter ended June 30, 2013. Adjusted EBITDA increased due to organic growth and acquisitions closed since June 30, 2013 as well as expense leveraging and cost containment efforts. The growth in Adjusted EBITDA was partially offset by an increase in occupancy expense.

Year-to-Date Results

Revenue for the nine months ended June 30, 2014 was $938.9 million, an increase of $45.3 million, or 5.1%, over revenue for the nine months ended June 30, 2013. Revenue increased $26.8 million from organic growth, including growth related to new programs, and

$18.5 million from acquisitions that closed during and after the nine months ended June 30, 2013.

Income from operations for the nine months ended June 30, 2014 was $44.2 million, an increase of $9.9 million as compared to income from operations for the nine months ended June 30, 2013. Net loss was $16.3 million and $18.7 million for the nine months ended June 30, 2014 and 2013, respectively.

Adjusted EBITDA for the nine months ended June 30, 2014 was $97.1 million, an increase of $14.7 million, or 17.9%, as compared to Adjusted EBITDA for the nine months ended June 30, 2013. Adjusted EBITDA increased due to organic growth and acquisitions closed since June 30, 2013 as well as expense leveraging and cost containment efforts. The growth in Adjusted EBITDA was partially offset by an increase in occupancy expense.

The reported results are available on the Company’s investor relations web site at www.tmnfinancials.com. The password “results” is required in order to access this site.

Non-GAAP Financial Measures

This earnings release includes a presentation of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, and management believes they provide a more transparent view of the Company’s underlying operating performance and operating trends. Reconciliations of net loss to EBITDA and Adjusted EBITDA are presented within the tables below.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are frequently used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the Company’s financial statements filed with the SEC.

1	Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures”.

The Adjusted EBITDA presented in this earnings release differs from the Company’s prior presentation of Pro Forma Adjusted EBITDA. The difference between the two measures is that the new Adjusted EBITDA does not include certain adjustments that were previously included in Pro Forma Adjusted EBITDA. Reconciliations of the new Adjusted EBITDA to the prior Pro Forma Adjusted EBITDA as presented in the earnings release for the three and nine months ended June 30, 2013 are presented in the footnotes to the tables below.

About the Company

National Mentor Holdings, Inc., which markets its services under the name The MENTOR Network, is a leading provider of home and community-based health and human services to adults and children with intellectual and/or developmental disabilities, acquired brain injury and other catastrophic injuries and illnesses; and to youth with emotional, behavioral and medically complex challenges. The MENTOR Network’s customized services offer its clients, as well as the payors of these services, an attractive, cost-effective alternative to health and human services provided in large, institutional settings. The MENTOR Network provides services to clients in 36 states. Additional information is available on the company’s web site at www.thementornetwork.com.

Forward-Looking Statements

From time to time, the Company may make forward-looking statements in its public disclosures. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, although they are inherently uncertain and difficult to predict. The forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from any such forward-looking statements, including the risks and uncertainties disclosed under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

Selected Financial Highlights

($ in thousands)

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2014	2013	2014	2013
Statements of Operations Data:
Net revenue	$321,564	$304,335	$938,861	$893,541
Cost of revenue (exclusive of depreciation expense shown separately below)	250,552	234,626	734,887	700,401
General and administrative expenses	36,671	37,014	108,811	110,879
Depreciation and amortization	18,317	16,826	50,987	47,970

Income from operations	16,024	15,869	44,176	34,291
Management fee of related party	(342)	(321)	(1,041)	(985)
Other income (expense), net	124	(106)	499	628
Extinguishment of Debt	—	—	(14,699)	—
Interest income	25	33	163	109
Interest expense	(16,253)	(19,535)	(53,204)	(58,482)

Loss from continuing operations before income taxes	(422)	(4,060)	(24,106)	(24,439)
Benefit for income taxes	(380)	(1,653)	(7,833)	(8,437)

Loss from continuing operations	(42)	(2,407)	(16,273)	(16,002)
Gain (loss) from discontinued operations, net of tax	(3)	(64)	19	(2,678)

Net loss	$(45)	$(2,471)	$(16,254)	$(18,680)

Additional financial data:
Program rent expense	$10,728	$9,743	$31,377	$28,541

Reconciliation of Non-GAAP Financial Measures

($ in thousands)

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2014	2013	2014	2013
(dollars in thousands)
Net loss	$(45)	$(2,471)	$(16,254)	$(18,680)
Loss (gain) from discontinued operations, net of tax	3	64	(19)	2,678
Benefit for income taxes	(380)	(1,653)	(7,833)	(8,437)
Interest expense, net	16,228	19,502	53,041	58,373
Depreciation and amortization	18,317	16,826	50,987	47,970

EBITDA	34,123	32,268	79,922	81,904
Adjustments:
Management fee of related party (b)	342	321	1,041	985
Stock based compensation (c)	46	20	103	253
Predecessor provider tax reserve adjustments (d)	—	(2,118)	—	(2,118)
Extinguishment of debt (e)	—	—	14,699	—
Non-cash impairment charges (f)	1,310	1,262	1,310	1,334

Adjusted EBITDA	$35,821	$31,753 (a)	$97,075	$82,358 (a)

Supplemental Information
Operating losses for new starts (g)	$1,767	$2,408	$4,491	$7,852
Pro forma acquired EBITDA (h)	161	—	1,748	22

a)	Adjusted EBITDA for the three and nine months ended June 30, 2013 is presented in accordance with the new basis of presentation in this earnings release. The following table sets forth a reconciliation of Adjusted EBITDA reported in this earnings release to Pro Forma Adjusted EBITDA as presented in the earnings release for the three and nine months ended June 30, 2013.

	Three Months Ended	Nine Months Ended
	June 30, 2013	June 30, 2013
Adjusted EBITDA	$31,753	$82,358
PL/GL tail reserve	—	2,427
Transaction-related costs, fees and expenses	279	655
Loss on disposal of assets	143	220
Operating losses from new starts	2,544	7,987
Business optimization expenses	33	161
Acquired EBITDA	—	22

Pro Forma Adjusted EBITDA	$34,752	$93,830

b)	Represents management fees incurred under our management agreement with Vestar.
c)	Represents non-cash stock based compensation.
d)	Represents an adjustment to a reserve for a provider tax that is not required to be paid.
e)	Represents the write-off of the remaining deferred financings costs on debt that we refinanced during the second quarter of fiscal 2014.
f)	Represents impairment charges associated with intangible assets related to the closing of underperforming programs.
g)	Adjusted EBITDA does not include any adjustments for “operating losses from new starts.” Operating losses for new starts represents losses from any new start programs initiated within 18 months of the end of the period that had operating losses during the period. Net operating loss from a new start is defined as its revenue for the period less direct expenses but not including allocated overhead costs.
h)	Adjusted EBITDA does not include any adjustments for “pro forma acquired EBITDA.” Pro forma acquired EBITDA represents pre-closing EBITDA with respect to acquisitions made during the period based on actual EBITDA generated by the acquired entity or business from the most recent 12-month period that is available at the time of acquisition, after giving effect to identified adjustments as a result of the combination, pro-rated for the portion of that 12-month period that falls within the applicable reporting period.

Selected Balance Sheet and Cash Flow Highlights

($ in thousands)

(unaudited)

	As of
	June 30, 2014	September 30, 2013
Balance Sheet Data:
Cash and cash equivalents	$47,401	$19,315
Working capital (a)	65,390	58,267
Total assets	1,030,920	1,020,372
Total debt (b)	817,128	803,464
Net debt (c)	719,727	734,149
Shareholder’s deficit	(75,742)	(60,831)

	Nine Months Ended
	June 30, 2014	June 30, 2013
Other Financial Data:
Cash flows provided by (used in):
Operating activities	$66,667	$32,654
Investing activities	(39,711)	(21,033)
Financing activities	1,130	4,465
Purchases of property and equipment	(24,271)	(22,334)
Cash paid for acquisitions	(15,178)	(475)

(a)	Calculated as current assets minus current liabilities
(b)	Includes obligations under capital leases.
(c)	Net debt as defined in the senior credit agreement (total debt, net of cash and cash equivalents and LOC restricted cash of $50 million).

CONTACT: Dwight Robson at 617-790-4293 or dwight.robson@thementornetwork.com.

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